EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Forms S-8 File Numbers 333-86876 and 333-145027) pertaining to the United Community Banks, Inc.  of our report dated June 25, 2009, with respect to the financial statements of the United Community Banks, Inc. Profit Sharing Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2008.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
June 25, 2009